Exhibit 99.2

Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

Kratos to Sell U.S. and U.K. Operations of Electronic Products Division for $265 Million

Divestiture Positions Company for Continued Execution of Long Term Strategy in Unmanned Systems, Satellite Communications, Signal Intelligence and Disruptive Technology Areas

SAN DIEGO, CA, June 1, 2015 – Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS), a leading National Security Solutions provider, announced today that it has entered into a Definitive Agreement (the “Agreement”) to sell the U.S. and U.K. operations (the “Operations”) of its Electronic Products Division (“EPD”) to Ultra Electronics Holdings plc (“Ultra”) for $260 million in cash to be paid at closing and the reimbursement of up to $5 million for taxes incurred as part of the transaction, for a total of $265 million in total gross cash proceeds (the “Transaction”), subject to certain working capital adjustments.  The EPD Operations to be divested include those located in Massachusetts, Pennsylvania, New Jersey and the United Kingdom.  The divested operations provide electronic systems, subsystems and components for electronic warfare, missile, radar, intelligence surveillance and reconnaissance programs.  Closing of the Transaction is subject to the receipt of certain regulatory approvals and other conditions.

Under the terms of the Agreement, Kratos will be making a 338(h)(10) election for income tax purposes, providing a “step up” in tax basis and certain other related future tax attributes to Ultra.  As a result of the Transaction, Kratos will be utilizing approximately $180 million of its total aggregate approximate $400 million in income tax net operating loss (NOL) carryforwards, reducing the total taxable gain of the Transaction to Kratos.  Total Transaction related costs and net cash taxes to be paid are estimated to aggregate approximately $25 million, resulting in total initial estimated net cash proceeds from the Transaction to Kratos of approximately $240 million.  Post Transaction close, Kratos will have over $200 million in NOL’s and over $110 million in additional income tax related deductions available to reduce future taxable income.

Kratos’ Microwave and Electronic Products business post Transaction close will include operations and manufacturing facilities in Israel, which provide solid state power amplifiers, integrated microwave assemblies, beam forming modules, wave form generators and other electronic systems and subsystems for radar, missile, electronic warfare, satellite communications, guided munitions, unmanned systems, navigation warfare and other platforms, primarily for international security customers.  Major programs supported by Kratos’ microwave business include Iron Dome, David’s Sling, Arrow, Barak and Euro Fighter.  Additionally, in 2013 Kratos reorganized to better align its businesses with the Company’s strategic plan, combining its unmanned command, control, communications, airborne avionics, ground and seaborne systems business, formally part of EPD, with Kratos’ Unmanned Systems Division.  These assets also remain with Kratos post Transaction close.

Following the closing of the Transaction, Kratos currently intends to initiate a repurchase process for approximately $175 to $200 million of the Company’s 7 Percent Senior Secured Notes (the “Notes”) at par, once all requisite requirements have been met in accordance with the Notes Indenture Agreement.  In addition, Kratos intends to pay down all outstanding amounts on the Company’s $110 million bank credit facility, which total approximately $41 million.  In connection with the Transaction, the Company also amended its credit facility to allow for this divestiture as well as provide a permanent reduction in the financial covenants for future periods under the credit agreement.

Eric DeMarco, Kratos’ President & CEO, said, “The divestiture of these Operations to Ultra is the culmination and conclusion of a detailed and thorough strategic alternatives review performed by Kratos’ board of directors that we announced late last year.  Through this process, our strategy of building a technology and products based business that supports strategic National Security programs while generating significant value for our stakeholders has been both verified and demonstrated through the strong interest we received for several Kratos businesses.  The Operations that Ultra is acquiring provide industry leading and formidable high technology microwave products that are established on a significant number of the DoD’s strategic national security electronic warfare, missile, radar, intelligence, surveillance and reconnaissance programs and platforms.  I believe that this business is well positioned to continue to take market share from the competition and generate significant organic revenue and profit growth over the next several years.”

Mr. DeMarco continued, “This Transaction is financially accretive, deleveraging and positions Kratos to continue to execute our long term strategy. Post Transaction close, Kratos remains a leader in unmanned systems, satellite communications, signal monitoring, cyber security, microwave technology, and certain disruptive technology areas, including hypersonics, directed energy and railgun. We see solid funding and opportunity in each of these areas over the next several years, and we will continue to make significant internal investments and own the intellectual property in key and growing defense market segments where disruptive technology provides an opportunity for exponential growth and value creation.”

Mr. DeMarco concluded, “We are focused on successful demonstration flights with our new unmanned combat aircraft later this year, achieving initial production on certain unmanned system programs currently under contract in 2016, and introducing our new satellite communication, signal monitoring and related cyber products to the market over the next 24 months.  We expect these programs and initiatives and our internal investments to generate strong revenue, profit and cash flow growth beginning in 2017-2018.  Kratos’ strategic alternatives review is now complete, and the Company is focused on executing the stated business plan, investing in our core business areas and generating further long term value for our stakeholders.”

SunTrust Robinson Humphrey, Inc. is serving as financial advisor to Kratos.  DLA Piper LLP (US) provided legal counsel to Kratos and its Board of Directors.  Bryant Riley, Founder, Chairman and CEO of B. Riley & Company, provides Kratos with strategic planning and advice.

This press release does not constitute a solicitation or an offer to repurchase the Company’s Notes, nor shall there be a solicitation or offer in any state or jurisdiction in which such solicitation would be unlawful prior to qualification under the Securities laws of such state or jurisdiction.  In addition, the repurchase will be made only to such persons and in such jurisdictions as is permitted under applicable law.

Management will conduct a conference call Monday, June 1, 2015 at 9:00 a.m. Pacific (noon Eastern) to discuss the EPD Transaction, the strategic rationale for the Transaction, the businesses the Company will retain following the Transaction, the Company’s planned uses of the net proceeds of the Transaction and the strategic focus of the Company going forward.  Management will also discuss the financial and accounting impacts of the Transaction and revised annual guidance for 2015. Analysts and institutional investors may listen to the call by dialing (866) 393-0674 and referencing the call ID number 56042138. The general public may access the conference call by dialing (877) 344-3935. International participants may access the call by dialing (970) 315-0304. The conference call will be broadcast simultaneously and available at http://ir.kratosdefense.com/events.cfm. Investors are advised to log on to the website at least 15 minutes prior to the call to register, download and install any necessary audio software to view the presentation Kratos’ management will be presenting.

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a specialized National Security Technology Company providing mission critical products, solutions and services for United States National Security. Kratos’ core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos’ areas of expertise include Command, Control, Communications, Computing, Combat and Intelligence, Surveillance and Reconnaissance (C5ISR) systems, satellite communications, electronic warfare, unmanned systems, hypersonic systems, directed and high power energy systems, electromagnetic railgun, missile defense, cyber warfare, cybersecurity, information assurance, and critical infrastructure security. Kratos has primarily an engineering and technically oriented work force of approximately 3,600. Substantially all of Kratos’ work is performed on a military base, in a secure facility or at a critical infrastructure location. Kratos’ primary end customers are National Security related agencies. News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, include, but are not limited to, statements regarding the Company’s ability to complete the Transaction on a timely basis, or at all; the Company’s use of its tax NOL carryforwards, the estimated net cash proceeds from the Transaction and the remaining tax NOL carryforwards that may be utilized by the Company after the Transaction; the Company’s planned use of the proceeds from the Transaction, including the timing and proposed amounts of the Company’s repurchase of its Notes; and the Company’s business plans and prospects.  These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Kratos and are subject to significant risks and uncertainty, including risks related to the Company’s ability to complete the Transaction; potential adverse reactions or changes to business relationships resulting from the Transaction; unexpected costs, charges, or expenses resulting from the Transaction; litigation or adverse judgments related to the Transaction; the Company’s inability to complete a repurchase of the Notes or the failure to realize interest expense savings from the repurchase or delay in realization thereof;  product failure or delays; general economic conditions; and cutbacks in defense spending.

Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Kratos undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Kratos in general, see the risk disclosures in the Annual Report on Form 10-K of Kratos for the year ended December 28, 2014, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Kratos.